Exhibit 99.3

DYCOM®

The people connecting America®

Non-GAAP Reconciliations
Q3 2024

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted for the additional week in the fourth quarter of fiscal 2021, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods. For comparison purposes, Lumen’s Non-GAAP Organic Contract Revenue and Non-GAAP Organic Contract Revenue Growth percentage excludes the estimated contract revenues for the quarter ended October 29, 2022 related to the ILEC (incumbent local exchange carrier) business in 20 states it sold to Brightspeed on October 3, 2022.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from an acquired business[1]	Revenues from storm restoration services	Additional week as a result of the Company’s 52/53 week fiscal year[2]	Non-GAAP - Organic Revenues	Growth %
Quarter Ended						GAAP - Organic %	Non-GAAP - Organic %
October 28, 2023	$1,136.1	$(45.2)	$—	$—	$1,090.9	9.0%	4.6%
October 29, 2022	$1,042.4	$—	$—	$—	$1,042.4

July 29, 2023	$1,041.5	$—	$—	$—	$1,041.5	7.1%	7.1%
July 30, 2022	$972.3	$—	$—	$—	$972.3

April 29, 2023	$1,045.5	$—	$—	$—	$1,045.5	19.3%	19.3%
April 30, 2022	$876.3	$—	$—	$—	$876.3

January 28, 2023	$917.5	$—	$—	$—	$917.5	20.5%	20.5%
January 29, 2022	$761.5	$—	$—	$—	$761.5

October 29, 2022	$1,042.4	$—	$—	$—	$1,042.4	22.1%	22.1%
October 30, 2021	$854.0	$—	$—	$—	$854.0

July 30, 2022	$972.3	$—	$—	$—	$972.3	23.5%	23.5%
July 31, 2021	$787.6	$—	$—	$—	$787.6

April 30, 2022	$876.3	$—	$—	$—	$876.3	20.5%	21.1%
May 1, 2021	$727.5	$—	$(3.9)	$—	$723.6

January 29, 2022	$761.5	$—	$—	$—	$761.5	1.4%	10.1%
January 30, 2021	$750.7	$—	$(5.7)	$(53.2)	$691.8

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Estimated Revenues from Lumen’s Divested Business[3]	Non-GAAP - Organic Revenues	Growth (Decline) %
Quarter Ended					GAAP - Organic %	Non-GAAP - Organic %

Lumen
October 28, 2023	$187.6	$—	$—	$187.6	31.3%	47.1%
October 29, 2022	$142.9	$—	$(15.4)	$127.5

Top 5 Customers[4]
October 28, 2023	$618.4	$—	$—	$618.4	(10.9)%	(8.8)%
October 29, 2022	$693.7	$—	$(15.4)	$678.4

All Other Customers (excluding Top 5 Customers)
October 28, 2023	$517.7	$(45.2)	$—	$472.5	48.5%	29.8%
October 29, 2022	$348.7	$—	$15.4	$364.0

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	October 28, 2023	October 29, 2022
Net income	$83,736	$54,012
Interest expense, net	13,952	10,592
Provision for income taxes	28,633	15,144
Depreciation and amortization	42,522	35,454
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	168,843	115,202
Gain on sale of fixed assets	(8,357)	(5,135)
Stock-based compensation expense	6,298	4,515
Non-GAAP Adjusted EBITDA	$166,784	$114,582
Non-GAAP Adjusted EBITDA % of contract revenues	14.7%	11.0%

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 Amount represents contract revenues from an acquired business that was not owned for the full period in both the current and comparable prior periods.
2 The Company has a 52/53 week fiscal year. All quarter periods presented contain 13 weeks except for the quarter ended January 30, 2021, which contained an additional week of operations.
The Non-GAAP adjustment for the additional week of operations for the quarter ended January 30, 2021 is calculated as (i) contract revenues less (ii) contract revenues from storm restoration services (iii) divided by 14 weeks.
3 On October 3, 2022, Brightspeed acquired Lumen’s ILEC (incumbent local exchange carrier) business in 20 states (the “20-State ILEC Business”). The Company continues to serve both Lumen and Brightspeed in connection with various work, including the 20-State ILEC Business. For comparison purposes, Lumen’s Non-GAAP Organic Contract Revenue and Non-GAAP Organic Contract Revenue Growth percentage excludes the estimated contract revenues related to the 20-State ILEC Business for the quarter ended October 29, 2022.
4 Top 5 Customers included Lumen, AT&T, Comcast, Verizon, and Customer #5 for the quarter ended October 28, 2023 and AT&T, Lumen, Comcast, Verizon, and Frontier for the quarter ended October 29, 2022.